EXHIBIT 99.1

Contact:	Allen & Caron Inc	Catalina Lighting Inc
	Jay McKeage (investors)	Eric Bescoby
	jay@allencaron.com	Chief Executive Officer
	(212) 691-8087	(305) 558-4777
or
Kari Paskewicz (media)
kari@allencaron.com
(630) 759-9640

CATALINA LIGHTING INC APPOINTS ROBERT VARAKIAN
AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

MIAMI (November 21, 2002) … Catalina Lighting Inc (Nasdaq:CALA), a leading international designer, manufacturer, and distributor of lighting products for residential and office environments, announced today the appointment of accomplished consumer products executive Robert Varakian, 47, as its new President and Chief Executive Officer, effective November 25, 2002. Varakian has more than 20 years of consumer products experience, with specific expertise in the housewares industry. Varakian replaces Eric Bescoby, the Company’s current chief executive officer, who is taking a position with Sun Capital Partners, Inc, and who will work with Varakian and Catalina Lighting for an orderly transition. An affiliate of Sun Capital Partners is the majority shareholder of Catalina Lighting.

Before joining Catalina Lighting, Varakian was President of North Bergen, New Jersey-based Lectrix LLC, a company he founded in 2000 that focused on small, unique, patented, electric kitchen items. Within the first six months of shipments, Varakian achieved placement at many key retailers in medium and upscale distribution channels, including Crate & Barrel, Hammacher Schlemmer, Spiegel’s, Amazon.com and Chefs Catalog.

Before founding Lectrix, from 1994 through 1999, Varakian held several positions at Ekco Group in Franklin Park, Illinois, including President of Ecko Housewares, the company’s largest division. At Ekco, Varakian achieved both top and bottom line growth, created and led a start-up international division, and helped to open new, upscale distribution channels.

Prior to his tenure at Ekco Group, Varakian held several management positions at M. Kamenstein Inc., a housewares company based in Elmsford, New York, most recently as Senior Vice President of Sales/Marketing, where he handled product development and overseas sourcing and achieved eight consecutive years of record sales and gross profits.

Departing Catalina Lighting CEO Eric Bescoby commented, “Now that the operational restructuring at Catalina is complete, I am confident in handing over the reins to Bob Varakian. Bob is an experienced consumer products executive with superb industry credentials and a strong background in management, marketing, product development, sales and sourcing. We believe that he is the ideal choice to lead Catalina and to help to continue to improve the Company’s performance.”

About Catalina Lighting Inc

Catalina Lighting Inc is a leading international designer, manufacturer and marketer of residential and office lighting products. The Company’s broad product line includes functional and decorative table lamps; ceiling, wall, recessed, vanity and track lighting fixtures; emergency and outdoor lighting; and chandeliers. Its line is distributed under several brand names, including Catalina, Dana, Ring, Illuminada and Pro Office. The Company also functions as an OEM, selling goods under its customers’ private labels.

This press release includes statements that constitute “forward-looking” statements, including, without limitation, that services provided by Varakian will help the Company to continue to improve its financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the termination of Varakian’s employment with the Company; an adverse change in the Company’s financial condition due to matters outside of the Company’s control; and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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